As filed with the Securities and Exchange Commission on December 14, 2010
File No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
WGL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Virginia	52-2210912

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
101 Constitution Ave., NW
Washington, DC 20080
(Address of Principal Executive Offices) (Zip Code)
Directors’ Stock Compensation Plan, as Amended and Restated
(Full title of the plan)
Beverly J. Burke
Vice President and General Counsel
101 Constitution Ave., NW
Washington, DC 20080
(Name and address of agent for service)
(202) 624-6177
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

PROPOSED
TITLE OF		MAXIMUM	PROPOSED MAXIMUM	AMOUNT OF
SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	REGISTRATION
REGISTERED	REGISTERED (1)	PER SHARE (2)	OFFERING PRICE (2)	FEE
Common Stock, no par value per share	150,000	$ 35.45	$ 5,317,500	$ 380.00

     (1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered as a result of any adjustment from stock splits, stock dividends or similar events.
     (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, promulgated under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price of the Registrant’s common stock, on December 9, 2010.
     Pursuant to Rule 429, this Registration Statement serves as a Post-Effective Amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-104571) relating to the Registrant’s Directors’ Stock Compensation Plan.
     Pursuant to General Instruction E of Form S-8, the contents of the WGL Holdings, Inc., Registration Statement on Form S-8 (File No. 333-104571) are hereby incorporated by reference. In addition, the following information is included:

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS
     The Exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, WGL Holdings, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on the 14th day of December, 2010.

WGL HOLDINGS, INC. (Registrant)
By:	/s/ Vincent L. Ammann, Jr.
Vincent L. Ammann, Jr.
Vice President and Chief Financial Officer

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Terry D. McCallister Terry D. McCallister	Chairman and Chief Executive Officer and Director	December 14, 2010
/s/ Adrian P. Chapman Adrian P. Chapman	President and Chief Operating Officer	December 14, 2010
/s/ Vincent L. Amman, Jr. Vincent L. Ammann, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)	December 14, 2010
/s/ William R. Ford William R. Ford	Controller (Principal Accounting Officer)	December 14, 2010
* Michael D. Barnes	Director	December 14, 2010
* George Patrick Clancy, Jr.	Director	December 14, 2010
* James W. Dyke, Jr.	Director	December 14, 2010
* Melvyn J. Estrin	Director	December 14, 2010
* James F. Lafond	Director	December 14, 2010
* Debra L. Lee	Director	December 14, 2010

* /s/ Vincent L. Ammann, Jr.
By Vincent L. Ammann, Jr.
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER
4(a)*	Articles of Incorporation of the Registrant (Incorporated by reference to Appendix B to the Proxy Statement and Prospectus in the Registration Statement on Form S-4 of the Registrant (Reg. No. 333-96017 filed on February 2, 2000))

4(b)*	By-Laws of the Registrant (Incorporated by reference to Exhibit 3(ii) of the Current Report on Form 8-K filed with the Commission on March 6, 2009).

5	Opinion of Company Counsel as to legality

23(a)	Consent of Deloitte & Touche LLP, Independent Public Accountants

23(b)	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney

*	Incorporated by reference